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                                                                 Exhibit (a)(11)

              "BIOVAIL AND FUISZ ANNOUNCE RESULTS OF TENDER OFFER"

    TORONTO, Canada and CHANTILLY, Va.--(BW Health Wire)-- Sept. 3, 1999--Biovail Corporation International (NYSE: BVF) (TSE: BVF) and Fuisz Technologies Ltd. (Nasdaq: FUSE) announced today that Biovail and ABCI Acquisition Sub. Corporation, its wholly-owned merger subsidiary, have received the requisite regulatory approvals and have instructed ChaseMellon Shareholder Services, L.L.C., the depositary under ABCI Aquisition's tender offer for up to 6,585,225 outstanding shares of Fuisz, to accept for payment the shares tendered pursuant to the tender offer.

    Biovail and Fuisz were notified that the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, was terminated as of Thursday, September 2, 1999. Biovail has also received clearance from the Department of Enterprise, Trade and Employment in Ireland.

    Pursuant to the terms of the offer, Biovail and its subsidiary have accepted for payment 6,585,225 of the 13,101,667 shares of Fuisz common stock which have been validly tendered pursuant to the tender offer.

    As specified in the Offer to Purchase relating to the tender offer, because more than the maximum number of shares to be purchased were tendered, tendered shares will be purchased on a pro rata basis, with adjustments to avoid purchases of fractional shares, based upon the number of shares validly tendered prior to the expiration date and not withdrawn. The final proration factor is approximately 50%. Tendered shares not accepted for payment due to proration will be returned to the tendering shareholder.

    Biovail has instructed the depositary, ChaseMellon Shareholder Services, L.L.C., to commence payment as soon as possible. Biovail expects that shareholders will begin receiving payments for shares purchased pursuant to the tender offer on Friday, September 3, 1999.

    The information agent for the offer is MacKenzie Partners, Inc. 156 Fifth Avenue, New York, NY 10010, telephone (212) 929-5500 or (800) 322-2885. The
Dealer Manager for the offer is Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, NY 10172, telephone (877) 233-9567.

    Biovail Corporation International is an international full-service pharmaceutical company, engaged in the formulation, clinical testing, registration and manufacture of drug products utilizing advanced drug delivery technologies.

"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995.

    To the extent any statements made in this release contain information that is not historical, these statements are essentially forward looking and are subject to risks and uncertainties, including the difficulty of predicting FDA approvals, acceptance and demand for new pharmaceutical products, the impact of competitive products and pricing, new product development and launch, reliance on key strategic alliances, availability of raw materials, the regulatory environment, fluctuations in operating results and other risks detailed from time to time in the company's filings with the Securities and Exchange Commission.

CONTACT:  Biovail Corporation International

          Eugene Melnyk or Kenneth Howling, 416/285-6000

          Web Page: www.biovail.com

          Investor Relations e-mail: ir@biovail.com

                             or

          Fuisz Technologies Ltd.

          Dr. Richard C. Fuisz or John Redd, 703/995-2400

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: STATEMENTS IN THIS PRESS RELEASE REGARDING BIOVAIL CORPORATION INTERNATIONAL'S BUSINESS WHICH ARE NOT HISTORICAL FACTS ARE "FORWARD-LOOKING STATEMENTS" THAT INVOLVE RISKS AND UNCERTAINTIES. FOR A DISCUSSION OF SUCH RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS, SEE "RISK FACTORS" IN THE COMPANY'S ANNUAL REPORT OR FORM 10-K FOR THE MOST RECENTLY ENDED FISCAL YEAR.